Securities and Exchange Commission

                             Washington, D.C. 20549
                           - - - - - - - - - - - - - -

                                    Form 8-K

                                 Current Report
                       Pursuant to Section 13 OR 15(d) of
                       The Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): May 30, 2001

                              TAG-IT PACIFIC, INC.
               (exact name of registrant as specified in charter)

       Delaware                      1-12669                  95-4654481
      (State of                    (Commission              (IRS Employer
    Incorporation)                 File Number)           Identification No.)

                             21900 Burbank Boulevard
                        Woodland Hills, California 91367
                    (Address of principal executive offices)

                                  818-444-4100
                         (Registrant's telephone number)


ITEM 5.  OTHER EVENTS

         On May 30, 2001, we entered into a Loan and Security Agreement with UPS Capital Global Trade Finance Corporation, providing us with a working capital credit facility with a maximum available amount of $20,000,000. The initial term of the Agreement is three years and the facility is secured by all assets of the Company. The new credit facility with UPS Capital replaces the credit facility with Sanwa Bank. The interest rate for the credit facility is at the prime rate plus 2%. The new credit facility requires the compliance with certain financial covenants including, net worth, fixed charge coverage ratio and capital expenditures. Availability under the UPS Capital credit facility is determined based on a defined formula related to eligible accounts receivable and inventory.

         The related Loan and Security Agreements are attached as Exhibit 1 to this Form 8-K. A copy of the press release published by the Company in connection with these agreements and dated June 6, 2001 is attached as Exhibit 2 to this Form 8-K. Exhibits 1 and 2 are incorporated herein by this reference.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.

June 8, 2001                                    Tag-It Pacific, Inc.


                                                 By:  /S/ RONDA SALLMEN
                                                    ---------------------------
                                                     Ronda Sallmen
                                                     Chief Financial Officer


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                                  EXHIBIT LIST


        Exhibit 99.1    Loan Agreements

        Exhibit 99.2    Press Release